                                                                    EXHIBIT 99.1

                  INDEX TO CONSOLDIATED FINANCIAL STATEMENTS


Meridian Industrial Trust, Inc.

       Report of Independent Public Accountants...................  2

       Consolidated Balance Sheets................................  3

       Consolidated Statements of Operations......................  4

       Consolidated Statements of Stockholders' Equity (Deficit)..  5

       Consolidated Statements of Cash Flows......................  6

       Notes to Consolidated Financial Statements.................  7


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Meridian Industrial Trust, Inc.:

     We have audited the accompanying consolidated balance sheets of Meridian Industrial Trust, Inc. (a Maryland corporation) (the Company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Meridian Industrial Trust, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



San Francisco, California
March 26, 1999

                        MERIDIAN INDUSTRIAL TRUST, INC.

                          CONSOLIDATED BALANCE SHEETS
                       As of December 31, 1998 and 1997
                       (in thousands, except share data)

                                    ASSETS

                                                                                            1998         1997
                                                                                         ----------    --------
Investment in Real Estate Assets:
Rental Properties Held for Investment                                                    $1,153,361    $813,389
Less: Accumulated Depreciation                                                              (35,359)    (14,374)
                                                                                         ----------    --------
                                                                                          1,118,002     799,015
Rental Properties Held for Divestiture                                                        7,513       9,492
                                                                                         ----------    --------
                                                                                          1,125,515     808,507
Investment in Unconsolidated Joint Venture                                                   21,909      21,500
                                                                                         ----------    --------
Total Investment in Real Estate Assets                                                    1,147,424     830,007

Other Assets:
Investment in and Advances to Unconsolidated Subsidiaries                                    45,773          --
Cash and Cash Equivalents                                                                     6,530       7,855
Cash Held in Consolidated Limited Partnerships                                                2,604         992
Restricted Cash and Cash Held in Escrow                                                       8,360      11,267
Note Receivable                                                                               8,000          --
Accounts Receivable, Net of Reserves of $291 and $228 at December 31, 1998
 and 1997, respectively                                                                       7,434       3,460
Capitalized Loan Fees, Lease Commissions and Other Assets, Net                               29,292       9,931
                                                                                         ----------    --------

Total Assets                                                                             $1,255,417    $863,512
                                                                                         ==========    ========







                      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities:
Unsecured Notes, Including Unamortized Debt Premium of $100 and $109 at December 31,
 1998 and 1997                                                                           $  160,100    $160,109
Mortgage Loan                                                                                66,094      66,094
Unsecured Credit Facility                                                                   301,700      20,500
Mortgage Note Payable, Including Unamortized Debt Premium of $0 and $153 at December
 31, 1998 and 1997, respectively                                                             37,096      10,503
Short-Term Loan Payable                                                                      15,000          --
Accrued Dividends Payable                                                                    11,731       9,473
Accounts Payable, Prepaid Rent, Tenant Deposits and Other Liabilities                        21,463      21,562
                                                                                         ----------    --------
Total Liabilities                                                                           613,184     288,241
                                                                                         ----------    --------
Minority Interest in Consolidated Limited Partnerships                                       16,190       5,132
                                                                                         ----------    --------
Commitments and Contingencies                                                                    --          --

Stockholders' Equity:
Authorized Shares - 175,000,000 shares of Common Stock and 25,000,000 shares of
 Preferred Stock authorized, each with par value of $0.001; 31,697,491 and 30,165,662 shares of Common Stock issued and outstanding at December 31, 1998 and 1997, respectively; and 1,623,376 and 2,272,727 shares of Series B Convertible Preferred
 Stock with a liquidation preference of $25,000 and $35,000 at December 31, 1998 and
 1997, respectively; and 2,000,000 shares of Series D Preferred Stock issued and
 outstanding with a liquidation preference of $50,000 at December 31, 1998                       35          32
Additional Paid-in Capital                                                                  642,395     574,848
Distributions in Excess of Income                                                           (16,387)     (4,741)
                                                                                         ----------    --------
Total Stockholders' Equity                                                                  626,043     570,139
                                                                                         ----------    --------
Total Liabilities and Stockholders' Equity                                               $1,255,417    $863,512
                                                                                         ==========    ========

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1998, 1997 and 1996
                       (in thousands, except share data)

                                                                             1998                   1997                   1996
Revenues:
Rentals from Real Estate Investments                                   $   118,988            $    63,491            $    34,465
Income from Unconsolidated Joint Venture                                     2,236                    645                     --
Income from Unconsolidated Subsidiaries                                      2,472                     --                     --
Interest and Other Income                                                    2,590                  2,014                    576
                                                                       -----------            -----------            -----------
Total Revenues                                                             126,286                 66,150                 35,041
                                                                       -----------            -----------            -----------

Expenses:
Interest Expense                                                            25,583                 11,022                  6,065
Loss on Interest Rate Protection Agreement                                  12,633                     --                     --
Property Taxes                                                              15,889                  8,194                  4,769
Property Operating                                                           8,976                  5,540                  3,821
General and Administrative                                                   8,333                  6,212                  4,273
Merger Related Costs                                                           825                     --                     --
Depreciation and Amortization                                               23,943                 11,194                  4,952
                                                                       -----------            -----------            -----------
Total Expenses                                                              96,182                 42,162                 23,880
                                                                       -----------            -----------            -----------
Income Before Minority Interest                                             30,104                 23,988                 11,161
Minority Interest in Net (Income)                                             (574)                   (30)                    --
                                                                       -----------            -----------            -----------
Income Before Gain (Loss) on Divestiture of Properties and
 Extraordinary Item                                                         29,530                 23,958                 11,161

Gain (Loss) on Divestiture of Properties, Net                                4,436                   (462)                 3,313
                                                                       -----------            -----------            -----------
Income Before Extraordinary Item                                            33,966                 23,496                 14,474
Extraordinary Item - Expenses Incurred in Connection with
 Debt Restructuring and Retirements                                             --                   (808)                  (411)
                                                                       -----------            -----------            -----------
Net Income                                                             $    33,966            $    22,688            $    14,063
                                                                       ===========            ===========            ===========
Less Preferred Dividends Declared:
Series B Preferred Stock                                                    (2,358)                (2,818)                (2,412)
Series D Preferred Stock                                                    (2,199)                    --                     --
                                                                       -----------            -----------            -----------
Net Income Allocable to Common                                         $    29,409            $    19,870            $    11,651
                                                                       ===========            ===========            ===========

Basic Per Share Data:
Income Before Extraordinary Item Allocable to Common                   $      0.95            $      1.17            $      1.42
Extraordinary Item                                                              --                  (0.05)                 (0.05)
                                                                       -----------            -----------            -----------
Net Income Allocable to Common                                         $      0.95            $      1.12            $      1.37
                                                                       ===========            ===========            ===========

Diluted Per Share Data:
Income Before Extraordinary Item Allocable to Common                   $      0.94            $      1.13            $      1.37
Extraordinary Item                                                              --                  (0.04)                 (0.04)
                                                                       -----------            -----------            -----------
Net Income Allocable to Common                                         $      0.94            $      1.09            $      1.33
                                                                       ===========            ===========            ===========

Weighted Average Common Shares Outstanding:
Basic                                                                   30,892,467             17,791,304              8,476,461
                                                                       ===========            ===========            ===========
Diluted                                                                 31,342,959             18,264,459             10,545,878
                                                                       ===========            ===========            ===========


       The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
             For the Years Ended December 31, 1998, 1997, and 1996
                       (in thousands, except share data)

                                            Common Stock                  Preferred Stock         Additional     Distributions
                                         ----------------------        ---------------------       Paid-in         in Excess
                                         Shares        Par Value       Shares       Par Value      Capital         of Income
--------------------------------------------------------------------------------------------------------------------------------

Balance at
 December 31, 1995                         900           $    1           --        $     --      $    607       $   (1,322)
Issuance of Shares at Date of
 Merger                              7,989,756                8           --              --       116,209               --

Stock Options Exercised                191,900               --           --              --         2,300               --
Retainer Fee Paid as Shares to
 Directors                               3,007               --           --              --            52               --

Issuance of Common Shares            5,410,000                5           --              --        95,915               --
Issuance of Series B Preferred
 Shares                                     --               --     2,272,727              2        34,998               --

Offering Costs                              --               --            --             --        (6,398)              --
Cancellation of Dividends for
 Series A Preferred Stock                   --               --            --             --            --               29

Distributions Declared:
 Common                                     --               --            --             --            --          (10,544)
 Preferred                                  --               --            --             --            --           (2,412)
Net Income                                  --               --            --             --            --           14,063
--------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31, 1996                  13,595,563         $     14     2,272,727       $     2      $ 243,683       $     (186)
Issuance of Common Shares           16,692,062               16            --            --        335,019               --
Offering Costs                              --               --            --            --           (700)              --
Warrants Exercised                      23,315               --            --            --            389               --
Stock Options Exercised                  5,000               --            --            --             81               --
Retainer Fee Paid as Shares to
 Directors                               3,322               --            --            --             75               --

Cancellation of Common Shares         (153,600)              --            --            --         (3,699)              --
Distributions Declared:
 Common                                     --               --            --            --             --          (24,425)
 Preferred                                  --               --            --            --             --           (2,818)
Net Income                                  --               --            --            --             --           22,688
------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31, 1997                  30,165,662         $      30    2,272,727       $     2      $ 574,848       $   (4,741)
Issuance of Common Shares              916,300                 1           --            --         21,499               --
Issuance of Series D Preferred
 Shares                                     --                --    2,000,000             2         49,998               --

Conversion of Series B Preferred
 Shares to Common Shares               649,351                 1     (649,351)           (1)            --               --

Offering Costs                              --                --           --            --         (2,352)              --
Warrants Exercised                     121,176                --           --            --          1,967               --
Stock Options Exercised                 11,668                --           --            --            215               --
Retainer Fee Paid as Shares to
 Directors                               3,234                --           --            --             76               --

Repurchase and Cancellation of
 Common Shares                        (169,900)               --           --            --         (3,856)              --

Distributions Declared:
 Common                                     --                --           --            --             --           (41,055)
 Preferred                                  --                --           --            --             --            (4,557)
Net Income                                  --                --           --            --             --            33,966
--------------------------------------------------------------------------------------------------------------------------------
Balance at
 December 31, 1998                  31,697,491         $      32    3,623,376       $     3      $ 642,395       $   (16,387)
================================================================================================================================

       The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1998, 1997 and 1996
                                 (in thousands)

                                                                                1998          1997         1996
                                                                               ------        ------       -------
Cash Flows From Operating Activities:
Net Income                                                                   $  33,966     $  22,688     $  14,063
 Adjustments to Reconcile Net Income to Cash Provided by Operating
  Activities:
  Depreciation and Amortization                                                 23,943        11,194         4,952
  Amortization of Debt Premium                                                    (162)         (172)           --
  Amortization of Financing Costs                                                  639           301           419
  Straight Line Rent                                                            (4,777)       (2,067)         (732)
  Income Allocated to Minority Partner                                             574            30            --
  (Gain) Loss on Divestiture of Properties, Net                                 (4,436)          462        (3,313)
  Extraordinary Item -- Expenses Incurred in Connection with Debt
   Restructuring and Retirements                                                    --           808           411

  (Increase) Decrease in Accounts Receivable and Other Assets                   (6,329)       (1,573)        1,206
  (Decrease) Increase in Accounts Payable, Prepaid Rent, Tenant Deposits
   and Other Liabilities                                                        (3,854)        5,615        (1,874)
                                                                             ---------     ---------     ---------
Net Cash Provided by Operating Activities                                       39,564        37,286        15,132
                                                                             ---------     ---------     ---------
Cash Flows From Investing Activities:
 Cash Contributed by Merged Trusts                                                  --            --        11,892
 Net Proceeds from Property Sales                                               23,297        16,245        31,447
 Decrease in Restricted Cash and Cash Held In Escrow                               (15)        4,937         5,483
 Increase in Cash Held In Consolidated Partnerships                             (1,409)         (992)           --
 Net Cash Paid in Connection with Asset Purchase                                    --            --        (3,257)
 Redemption of Series A Preferred Stock and Accrued Dividends Payable               --            --           (83)
 Investment in and Advances to Unconsolidated Subsidiaries                     (45,761)           --            --
 Investments in Real Estate                                                   (305,124)     (238,432)     (122,637)
 Recurring Building Improvements                                                (3,666)       (2,123)       (1,407)
 Recurring Tenant Improvements                                                  (3,021)         (941)         (859)
 Recurring Leasing Commissions                                                  (2,998)       (1,304)       (1,396)
 Net Proceeds from Contribution of Property In Partnership                       4,764            --            --
 Purchase of Minority Partner Interest                                          (3,762)           --            --
 Distributions Paid to Minority Partners                                          (486)           --            --
 Maturity of Marketable Security, Net of Related Debt                               --            --           256
 Receipt of Mortgage Note Receivable                                                --        45,000            --
 Receipt of Note Receivable                                                         --           503            --
 Purchase of Other Assets                                                       (7,586)         (295)         (258)
                                                                             ---------     ---------     ---------
Net Cash Used in Investing Activities                                         (345,767)     (177,402)      (80,819)
                                                                             ---------     ---------     ---------
Cash Flows From Financing Activities:
 Payments for Capitalized Loan Fees                                             (3,276)       (1,946)         (551)
 Principal Payments on Mortgage Notes Payable                                  (10,643)       (5,786)           --
 Retirement of Debt and Advances from Affiliates                                    --            --       (59,438)
 Borrowings on Unsecured Credit Facility                                       386,700       182,500       118,400
 Repayment of Borrowings on Unsecured Credit Facility                         (105,500)     (173,500)     (106,900)
 Proceeds from Debt Placement                                                       --       160,109            --
 Proceeds from Short-Term Loan Payable                                          15,000            --            --
 Distributions Paid to Stockholders                                            (43,352)      (22,418)       (8,308)
 Net Proceeds from issuance of Common and Preferred Stock, Exercise
  of Warrants and Stock Options                                                 72,156        10,460       131,349

 Repurchase and Cancellation of Shares and Offering Costs                       (6,207)       (4,390)       (6,398)
                                                                             ---------     ---------     ---------
Net Cash Provided by Financing Activities                                      304,878       145,029        68,154
                                                                             ---------     ---------     ---------
Net (Decrease) Increase in Cash and Cash Equivalents                            (1,325)        4,913         2,467
Cash and Cash Equivalents at Beginning of Period                                 7,855         2,942           475
                                                                             ---------     ---------     ---------
Cash and Cash Equivalents at End of Period                                   $   6,530   $     7,855   $     2,942
                                                                             =========     =========     =========

Cash paid for Interest                                                       $  44,246   $    11,418   $     6,276
                                                                             =========     =========     =========

        The accompanying notes are an integral part of these statements.

                        MERIDIAN INDUSTRIAL TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        As of December 31, 1998 and 1997
                       (in thousands, except share data)

1.  Organization and Proposed Merger

    Organization
    ------------

     Meridian Industrial Trust, Inc. (the "Company") was incorporated in the state of Maryland on May 18, 1995. The Company is a real estate investment trust ("REIT") engaged primarily in the business of owning, acquiring, developing, managing and leasing income-producing warehouse/distribution and light industrial properties. At December 31, 1998, the Company's principal asset is its portfolio of 227 warehouse/distribution and light industrial properties and a retail property. In addition, at December 31, 1998, the Company had 11 build-to-suit properties under construction.

     On February 23, 1996, the Company merged with Meridian Point Realty Trust IV Co., Meridian Point Realty Trust VI Co. and Meridian Point Realty Trust VII Co. ("Trust IV," "Trust VI" and "Trust VII," respectively; collectively referred to as the "Merged Trusts"), with the Company as the surviving entity (that transaction is referred to below as the "Merger"). In addition, concurrent with the Merger, the Company acquired certain properties, and assumed certain mortgage notes and other liabilities, from Meridian Point Realty Trust '83 ("Trust 83") (that transaction is referred to below as the "Asset Purchase").

     Prior to February 23, 1996, the Company had no operations other than interest on its investments and general and administrative expenses.

    Proposed Merger
    ---------------


     On November 16, 1998, the Company with ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), entered into an Agreement and Plan of Merger (the "ProLogis Merger Agreement"), pursuant to which the Company has agreed to merge (the "ProLogis Merger") with and into ProLogis. The consummation of the ProLogis Merger and other transactions contemplated by the ProLogis Merger Agreement are subject to certain terms and conditions, including approval by the stockholders of the Company and ProLogis.

     Pursuant to the ProLogis Merger Agreement, ProLogis will issue to the Company's stockholders, for each share of the Company's common stock, 1.10 common shares of ProLogis and up to $2.00 in cash if and to the extent that the average price of a ProLogis common share, multiplied by 1.10, is less than $25.00 during a period preceding the ProLogis Merger specified in the ProLogis Merger Agreement. The holders of the Company's Series D cumulative redeemable preferred stock will receive preferred shares of ProLogis on a one-for-one basis.

2.  Summary of Significant Accounting Policies

     (a) Basis of Presentation The accompanying consolidated financial statements include the results of the Company, its wholly-owned subsidiaries and its majority-owned and controlled partnerships. All intercompany transactions have been eliminated.

     (b) Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c) Rental Properties Held for Investment Investments in rental properties are stated at cost unless circumstances indicate that cost cannot be recovered, in which case, the carrying value of the property is reduced to estimated fair value. Estimated fair value: (i) is based upon the Company's plans for the continued operation of each property; and (ii) is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates multiplied by annualized rental income based upon the age, construction, and use of the building. The fulfillment of the Company's plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Company to continue to hold and operate the properties to yield an acceptable return on the Company's investment. Due to uncertainties inherent in the valuation process and in the economy, management can provide no assurances that the actual results of operating and disposing of the Company's properties will not be materially different than current expectations.

     Rental Properties Held for Investment are depreciated over 35 years using the straight-line method. Expenditures for maintenance, repairs, and improvements which do not materially prolong the normal useful life of an asset are charged to operations as incurred. Tenant improvements are capitalized and amortized under the straight-line method over the term of the related lease.

     Rental Properties Held for Divestiture are stated at the lower of cost or estimated fair value. Estimated fair value is based upon prevailing market values for comparable properties or the use of capitalization rates multiplied by annualized rental income based upon the age, construction and use of building, but does not purport to represent the current sales price that the Company could obtain from third parties for such property. No depreciation is recorded on Rental Properties Held for Divestiture.

     (d) Construction-in-Progress Costs clearly associated with the development and construction of a real estate project are capitalized as construction-in-progress. In addition, interest, real estate taxes, insurance and other holding costs are capitalized until the property is placed in service. For the years ended December 31, 1998 and 1997, interest expense totaling $5,085 and $1,820, respectively, were capitalized for properties under construction.

     (e) Cash and Cash Equivalents For the purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with an original maturity of three months or less when purchased.

     (f) Capitalized Loan Fees and Lease Commissions Capitalized loan fees are amortized as interest expense over the term of the related debt. Lease commissions are amortized into depreciation and amortization expense on a straight-line basis over the term of the related lease.

     (g) Fair Value of Financial Investments Statement of Financial Accounting Standards No. 107, "Accounting for Fair Value of Financial Instruments," requires disclosure of fair value for all financial instruments. Based on the borrowing rates currently available to the Company, the carrying amount of its debt approximates fair value. The carrying amount of cash and cash equivalents also approximates fair value.

     (h) Offering Costs Underwriting commissions, offering costs and other expenses incurred in connection with stock offerings of the Company's Common and Preferred Stock have been reflected as a reduction of Stockholders' Equity.

     (i) Rentals from Real Estate Investments All leases are classified as operating leases. The Company recognizes rental income on a straight-line basis over the term of the lease. Deferred rent receivable, included in other assets, represents the excess of rental revenue on a straight-line basis over the cash received under the applicable lease provision.

     Certain of the Company's leases relating to its properties require lessees to pay all or a portion of real estate taxes, insurance and operating expenses ("Expense Recaptures"). Expense Recaptures are recognized as revenues in the same period the related expenses are incurred by the Company. For the years ended December 31, 1998 and 1997, Expense Recaptures of $16,432 and $8,535 have been included in rentals from real estate investments.

     (j) Income Taxes The Company has previously elected to be taxed as a REIT for federal and, where the federal rules are allowed, state income tax purposes. To continue to qualify for REIT status, the Company must meet a number of ongoing organizational and operational requirements. If the Company satisfies those REIT requirements and the Company currently distributes all of its net taxable income (including net capital gains) to its stockholders, the Company should generally owe no federal or state income tax. The REIT provisions of the Internal Revenue Service Code of 1986, as amended, generally allow a REIT to deduct dividends paid to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to certain state and federal taxes imposed on its income and properties.

     As a result of deductions allowed for the dividends paid to shareholders and the utilization of net operating loss carryovers of the Merged Trusts, the Company has no federal or state taxable income. Accordingly, no provisions for federal or state income taxes have been made in the accompanying consolidated statements of operations for the years ended December 31, 1998, 1997 and 1996.

     (k) Earnings Per Share During the first quarter of 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards
(SFAS) No. 128, "Earnings Per Share." SFAS 128 requires the disclosure of basic earnings per share and modifies existing guidance for computing diluted earnings per share. Under the standard, basic earnings per share is computed as net income or loss divided by the weighted average number of shares of Common Stock outstanding, excluding the dilutive effects of stock options and other potentially dilutive securities. SFAS No. 128 is effective for periods ending after December 15, 1997. Earnings per share presented for the year ended December 31, 1996 has been restated to conform to the standards as follows:


                                                               Years Ended December 31,
                                                  -------------------------------------------------
                                                      1998               1997               1996
                                                  -----------        -----------        -----------
Net Income Allocable to Common- Basic             $    29,409        $    19,870        $    11,651
Net Income Allocable to Common- Diluted                29,409             19,870             14,063

Weighted Average Shares Outstanding:
 Basic                                             30,892,467         17,791,304          8,476,461
 Stock options                                        316,484            314,019             98,921
 Warrants                                             134,008            159,136             26,880
 Series B Preferred Stock                                  --                 --          1,943,616
                                                  -----------        -----------        -----------
 Diluted                                           31,342,959         18,264,459         10,545,878
                                                  ===========        ===========        ===========

Net Income Allocable to Common
  Per Share:
 Basic                                            $      0.95        $      1.12        $      1.37
 Diluted                                                 0.94               1.09               1.33

     (l) New Accounting Pronouncement Statement for Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" is expected to be adopted by the Company effective January 1, 2000. The statement establishes standards for accounting for derivative instruments and requires that an entity recognize derivatives as assets or liabilities in the statement of financial position and measure those assets and liabilities at fair value. Management is in the process of evaluating the impact of the adoption of the statement and does not anticipate it will have a material impact on the presentation of the Company's statement of financial position.

     (m) Reclassifications Certain 1997 and 1996 items have been reclassified to conform to the 1998 presentation.

3. Investment in Unconsolidated Subsidiaries

     The Company has an investment in an unconsolidated subsidiary, Meridian Refrigerated, Inc. ("MRI"), a Delaware corporation engaged in acquiring and operating refrigerated distribution services. MRI completed two strategic acquisitions during 1998. In its first acquisition on February 19, 1998, MRI acquired for an aggregate purchase price of $36,000, the real estate, business, and operating assets (including $15,263 in cash) of Arctic Cold Storage, Inc. ("Arctic"), a refrigerated distribution and freight consolidation company with facilities located in the Los Angeles Basin aggregating 7.2 million cubic feet and 299,000 square feet.

     In its second acquisition on June 11, 1998, MRI acquired for $29,741 all of the common stock of C.E.G.F. (USA), Inc., a refrigerated distribution services company located in Tampa, Florida. Concurrent with the acquisition, C.E.G.F.
(USA), Inc. changed its name to Meridian Refrigerated East, Inc. ("MRE"). MRE, a wholly owned subsidiary of MRI, operates two facilities in Tampa, Florida and one facility in Houston, Texas aggregating 9.2 million cubic feet and 332,924 square feet.


     The Company's investment in MRI is comprised of secured and unsecured notes and non-voting participating preferred stock. The voting common stock of MRI is owned by certain officers of the Company. The Company accounts for its investment in MRI using the equity method. At December 31, 1998, the outstanding balances on the secured and unsecured notes totaled $30,650 and $6,053, respectively.

4.  Transactions with Affiliates

     For the years ended December 31, 1998, 1997 and 1996, the Company incurred fees and expenses relating to services provided by its directors of approximately $233, $242 and $283, respectively. The directors are entitled to elect to receive all or any portion of their annual retainer in shares of the Company's Common Stock.

     On September 17, 1997, the Company entered into a partnership agreement, in which a director of the Company is a minority partner. The partnership was formed to develop a property in Carrollton, Texas. In connection with this development, the Company's minority joint venture partner contributed land and other consideration valued at $2,738.

     On November 21, 1995, the Company entered into an Option Agreement under which USAA Real Estate Company, a Delaware corporation ("USAA"), granted the Company an option (the "USAA Option") to purchase a 292,000 square-foot industrial property located in Lakeland, Florida (the "USAA Option Property"). The USAA Option also included a right of first refusal in favor of the Company with respect to five bulk warehouse facilities comprising approximately 1.1 million square feet located in West Chicago, Illinois (the "USAA Chicago Property"). In exchange for the option, the Company issued a warrant to USAA to purchase shares of the Company's Common Stock at an exercise price that provided USAA with a value of $300 based upon the value of the Company's Common Stock during the first 20-trading-day period after the Merger. The Company did not acquire either the USAA Option Property or Chicago Property under the USAA Option which expired in February 1997. Subsequent to December 31, 1998, the options were exercised (see Note 9).

5.  Rental Properties Held for Investment

    Rental Properties Held for Investment as of December 31, 1998 and 1997 consisted of the following:


                                                  1998             1997
                                              ----------        ---------
      Land                                    $  230,643        $ 165,172
      Buildings                                  866,213          619,833
      Capital Improvements                        11,024            3,651
      Construction-in-Progress                    45,481           24,733
                                              ----------        ---------
      Total                                   $1,153,361        $ 813,389
                                              ==========        =========


    Future minimum rental revenues under non-cancelable operating lease agreements in effect as of December 31, 1998, are as follows:


               Years Ending
               December 31,            Amount
               ------------          ----------
                   1999              $ 106,546
                   2000                 92,293
                   2001                 77,134
                   2002                 63,844
                   2003                 52,742
                Thereafter             189,692
                                     ---------
                                     $ 582,251
                                     =========

    As of December 31, 1998, the Company's properties were 98% occupied. During 1999, leases covering 16% of the leased space are scheduled to expire.

6.  Long-Term Debt

    The Company acquired a fixed rate facility (the "Mortgage Loan") in connection with the Merger. The Mortgage Loan has a principal balance of $66,094, bears interest at an annual rate of 8.63%, requires interest only payments until its maturity in 2005 and is secured by a pool of the Company's properties with a net book value of $118,622 as of December 31, 1998.

    Concurrent with the Merger, the Company entered into an unsecured credit facility (the "Unsecured Credit Facility"). The Unsecured Credit Facility originally bore interest at LIBOR plus 1.7%, was scheduled to mature in February 1998, and provided for a maximum borrowing amount of $75,000. On April 21, 1997, the Unsecured Credit Facility was amended and restated. This amendment and restatement of the Unsecured Credit Facility provided for (i) an increase in the borrowing limit from $75,000 to $150,000, (ii) a decrease in the interest rate spread over LIBOR from 1.7% to 1.4%, and (iii) an extension of the maturity date to April 3, 2000, from February 26, 1998. The Company recorded an expense of $808 in loan costs in connection with this restructuring.

    The unsecured credit facility has been subsequently amended and restated and as of December 31, 1998 provided for (i) a borrowing limit of $350,000, (ii) an interest rate spread of LIBOR plus 1.2%, and (iii) a maturity date of October 8, 2001. In connection therewith, the Company paid fees to the lender of $2,625, which will be amortized over the new term. In addition, certain other costs incurred with the amendments and restatements have been expensed. As of December 31, 1998, the interest rate on the Unsecured Credit Facility was 6.54%.

    On November 20, 1997, the Company completed a private offering of $160,000 in principal of unsecured senior notes to institutional investors. The unsecured senior notes were issued in two tranches, $135,000 maturing on November 20, 2007, bearing an interest rate of 7.25% per annum, and $25,000 maturing on November 20, 2009, bearing an interest rate of 7.30% per annum. Interest on these notes is payable semiannually. The proceeds were used to repay borrowings on the Unsecured Credit Facility. In connection with this transaction, the Company entered into two forward exchange rate contracts which resulted in a premium totaling $109.

    In the opinion of the Company's management, the Company was in compliance with all loan covenants related to outstanding borrowings of the Company at December 31, 1998.

    Future minimum principal payments for the Company's long-term debt as of December 31, 1998, are as follows:



                Years Ending
                December 31,        Amount
                ------------      ----------
                    1999          $      --
                    2000                 --
                    2001            301,700
                    2002                 --
                    2003                 --
                 Thereafter         226,094
                                  ---------
                                  $ 527,794
                                  =========

7.  Short-Term Loan

    On December 7, 1998, the Company entered into a short-term loan agreement. The short-term loan has a principal balance of $15,000, matures on May 31, 1999, requires monthly interest payments based on an interest rate of LIBOR plus 1.2%. The loan is secured by a property and the Company's interest in one of its consolidated partnerships. As of December 31, 1998, the net book value of the property and partnership interest securing the short-term loan was $17,360. The proceeds of the short-term loan were used to pay down the Company's advances on its Unsecured Credit Facility.

8.  Mortgage Notes Payable

    During the year ended December 31, 1998, the Company, through one of its consolidated partnerships, assumed three mortgage notes payable in connection with the acquisition of three properties located in Las Vegas, Nevada and four properties located in Plano, Texas. Two of the mortgage notes payable are secured by properties located in Las Vegas, Nevada. One mortgage note payable had a principal balance of $6,160 as of December 31, 1998, matures on July 1, 2011 and provides for monthly principal and interest payments of $47 based on an interest rate of 7.50% per annum and a 23-year amortization schedule. The second mortgage note payable had a principal balance of $7,441 as of December 31, 1998, matures on December 1, 2009 and provides for monthly principal and interest payments of $63 based on an interest rate of 8.30% per annum and a 22-year amortization schedule. The third mortgage note payable, which is secured by a property in Texas, had a principal balance of $3,873 as of December 31, 1998, matures on April 15, 2006 and provides for monthly principal and interest payments of $28 based on an interest rate of 6.95% per annum.

    On October 30, 1998, the Company partially funded an acquisition of properties located in Florida, Kentucky and Ohio with a mortgage note payable totaling $16,000. The mortgage note payable is secured by three of the acquired properties, bears a interest at a rate of 6.74% per annum, and requires monthly principal and interest payments of $104. The note matures on November 1, 2008. As of December 31, 1998, the mortgage note payable had a principal balance of $15,986.

    On April 2, 1998, the Company, through one of its consolidated partnerships, assumed a mortgage note payable in the principal amount of $3,676 in connection with a contribution of a property located in Orlando, Florida. The mortgage note payable has a maturity date of February 1, 2006, and provides for monthly principal and interest payments of $28 based on an interest rate of 7.90% per annum and a 25-year amortization schedule. As of December 31, 1998, this mortgage note payable had an outstanding balance of $3,635.

    On May 13, 1997, the Company purchased a property located in Montebello, California, subject to a mortgage note payable bearing an interest rate different from the prevailing market rate at the date of acquisition. This interest rate differential was recorded as a premium. The note had a maturity date of July 15, 1998, an outstanding balance of $10,429 and provided for monthly principal and interest payments of $96 based on an interest rate of 9.89% per annum and a 30-year amortization schedule. The premium totaling $324 was amortized over the term of the mortgage note payable using the effective interest method. On July 15, 1998, the mortgage note payable was repaid from borrowings made under the Company's Unsecured Credit Facility.


9.  Common and Preferred Stock

    The initial capitalization of the Company consisted of 900 shares of Common Stock, issued for a total consideration of $14. In addition, Trust 83, and the Merged Trusts purchased 79,500 and 920,500 shares of Series A Preferred Stock, respectively, for $1.00 per share. In connection with the Merger and Asset Purchase transactions, the Company issued 7,599,396 and 390,360 shares of Common Stock, respectively. The Company also canceled the Series A Preferred Stock owned by the Merged Trusts and redeemed the Series A Preferred Stock owned by Trust 83.

    Concurrent with the Merger and Asset Purchase, the Company completed a private placement of 2,272,727 shares of Series B Preferred Stock with a liquidation preference of $35,000. The shares of Series B Preferred Stock are convertible into shares of Common Stock on a one-for-one basis. The net proceeds were used to retire debt acquired in connection with the Merger and Asset Purchase in the principal amount of $33,500. During 1998, 649,351 shares of Series B Preferred Stock were converted to Common Stock. Subsequent to December 31, 1998, the holder of the remaining 1,623,376 shares of Series B Preferred Stock converted their shares to Common Stock on a one-for-one basis.

    In connection with the Merger, the Company issued approximately 553,000 warrants to purchase an equal number of shares of the Company's Common Stock (the "Merger Warrants"). May 23, 1997, was the first day of the exercise period for the Merger Warrants. Each Merger Warrant entitles the holder to purchase one share of the Company's Common Stock at the exercise price of $16.23. The exercise period has been extended to March 22, 1999. As of December 31, 1998, the Company had issued 144,491 shares pursuant to exercise of the Merger Warrants.

    In addition, the Company issued a warrant to purchase 184,900 shares of the Company's Common Stock at an exercise price of $14.60 per share. The warrant is exercisable in whole or in part at any time from May 23, 1997 to February 23, 1999. Subsequent to December 31, 1998, the warrants were exercised in whole, resulting in gross proceeds of $2,700. The proceeds were used to fund the Company's working capital needs.

    On April 3, 1996, the Company completed a public offering of 1,500,000 shares of the Company's Common Stock at an offering price of $16.375 per share, resulting in gross proceeds of $24,563. On November 25, 1996, the Company completed a public offering of 3,400,000 shares of the Company's Common Stock at an offering price of $18.25 per share, resulting in gross proceeds of $62,050 (the "November Offering"). The Company used the net proceeds of the offerings and existing cash reserves to make a $82,650 payment on its Unsecured Credit Facility. In accordance with the underwriting agreement entered into by the Company and its underwriters for the November Offering, on December 23, 1997, the Company sold an additional 510,000 shares of the Company's Common Stock to the underwriters to satisfy over allotments at an offering price of $18.25 per share, resulting in gross proceeds of $9,308. The Company used the net proceeds therefrom to fund a property acquisition.

    On December 23, 1997, the Company completed a public offering of 414,508 shares of the Company's Common Stock at an offering price of $24.125 per share, resulting in gross proceeds of $10,000. The Company used the net proceeds to fund two property acquisitions.

    On July 20, 1998, the Company completed a direct placement of 850,000 shares of the Company's Common Stock at an offering price of $23.50 per share, resulting in gross proceeds of $19,975. The Company used the net proceeds of the direct placement to reduce borrowings under its Unsecured Credit Facility.

    On June 30, 1998, the Company completed a public offering of 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock for an aggregate offering price of $50,000 at $25.00 per share. The net proceeds of $48,425 were used to reduce borrowings under the Company's Unsecured Credit Facility. Shares of the Series D Preferred Stock are redeemable by the Company on or after June 30, 2003 and have a liquidation preference of $50,000. Shares of the Series D Preferred Stock are not convertible into any other securities of the Company. Dividends on the Series D Preferred Shares are cumulative and payable quarterly at the rate of 8.75% ($2.19 per share) of the liquidation preference per annum.

    The Company has been declaring and paying dividends on a quarterly basis. During the years ended December 31, 1998 and 1997, dividends declared to Common Stockholders aggregated to $41,055 and $24,425, respectively, or $1.32 and $1.16 per share of Common Stock, respectively. During the years ended December 31, 1998 and 1997, dividends declared to Series B Preferred Stockholders aggregated to $2,358 and $2,818, respectively, or $1.32 and $1.24 per share of Preferred Stock, respectively. Dividends declared to Series D Preferred Stock aggregated to $2,199 or $1.10 per share for the year ended December 31, 1998. The analysis below presents the amount of distributions paid to stockholders and the percentage of the distributions which the Company estimates is taxable and nontaxable for the years ended December 31, 1998 and 1997. Nontaxable distributions are treated as return of capital to stockholders.


                                                1998                                                1997
                                ----------------------------------------           -------------------------------------
                                Series D        Series B                           Series D      Series B
                                Preferred       Preferred         Common           Preferred     Preferred        Common
Distributions Paid Per
  Share                         $  1.10         $  1.32         $  1.32            $  --         $  1.24         $  1.16
                                =======         =======         =======            ========      ========        =======
Nontaxable Dividends                 --              --           49.50%              --              --            3.40%
Taxable Dividends                100.00%         100.00%          50.50%              --          100.00%          96.60%
                                -------         -------         -------            --------      --------        -------
Total                            100.00%         100.00%         100.00%              --          100.00%         100.00%
                                =======         =======         =======            ========      ========        =======

    The holders of both Series D and Series B Preferred Stocks generally have a cumulative preferential right to such quarterly dividends as are declared each year by the Board of Directors. From the date of the Merger through the fourth quarter of 1997, the dividend amount per share of Series B Preferred Stock was required to equal the greater of (i) $0.31 per full calendar quarter (pro-rated for periods less than a full quarter), or (ii) 103% of the quarterly dividend payable per share of Common Stock during the corresponding dividend period. Thereafter, each share of Series B Preferred Stock is entitled to receive quarterly dividends in an amount equal to the greater of (i) the quarterly preferred dividend amount declared by the Board of Directors for the quarter ended December 31, 1997, or (ii) the dividend paid per share of Common Stock for the current quarter.

    The Company's Board has adopted a stockholder rights plan designed to enhance the ability of all of the Company's stockholders to realize the long-term value of their investment. The rights plan was designed, among other things, to prevent a person or group from gaining control of the Company without offering a fair price to all of the Company's stockholders.

    On February 27, 1998, the Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid to the stockholders of record on March 16, 1998. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock, par value $.001 per share, of the Company, at a price of $100 per one one-thousandth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 12, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent.

10.  Stock Plan

     The Board of Directors of the Company adopted an incentive stock plan (the "Stock Plan") to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants and advisors, by providing them with equity participation in the Company. The Stock Plan provides for the grant of incentive stock options, non-qualified stock options, unrestricted stock, restricted stock and stock appreciation rights. The Stock Plan is administered by the Board of Directors or a committee appointed by the Board (the "Committee"). The Committee, which must consist of not less than two members of the Company's Board of Directors, selects the employees (and any consultants or advisors) to whom awards will be granted, the number of shares subject to such award, and the other terms and conditions of the award, consistent with the Stock Plan.

    In November 1995, the Board of Directors authorized the award of two sets of stock options to certain employees relating to services performed by the employees in 1996 to effect the Merger. The first set of awards provided for the issuance of 653,000 stock options to be issued under the Stock Plan concurrent with the Merger, exercisable at the stock trading price at the Merger of $15.125 per share. These option awards provided that 461,000 of the stock options vest over five years. The remaining stock options granted under the first set of awards, totaling 192,000, include certain performance criteria that would allow for vesting after three years if certain performance criteria are achieved, or vesting at the end of five years if the performance criteria are not met. These options will become fully-vested in the event of a termination of employment without "cause" by the Company or for "good reason" by the employee (in each case as defined in the stock option agreement), or in the event of the death or disability of the employee.

    The second set of stock options granted in 1995 consisted of non-qualified stock options to purchase 191,400 shares of the Company's Common Stock at any time between January 26, 1996 and February 28, 1996 for $12 per share. In connection with the grant of these options, the Company agreed to repurchase certain promissory notes executed by the employees from a third party lender in the event that the employees default under such notes. The Company has $1,900 in proceeds from the exercise of these stock grants held as restricted cash in connection with the repurchase rights of the third party lender. The accompanying statements of operations for the period from May 18, 1995 (Inception) to December 31, 1998 reflects a charge to earnings for the stock option compensation attributable to the excess of the market price of the Company's Common Stock over the exercise price of the non-qualified stock options. These non-qualified stock options were not granted under the Stock Plan.

    After the Merger, the Company granted each non-employee director of the Company, an option to purchase 5,000 shares of the Company's Common Stock. In addition, beginning June 30, 1996, on the last day of each calendar quarter, the Company automatically grants each non-employee director a non-qualified option to purchase 1,167 shares of the Company's Common Stock. The exercise price of these options is the fair value of the shares of the Company's Common Stock covered by the options on the date of grant. Each of these director options are fully exercisable beginning six months after the date of grant and generally terminate (unless terminated sooner under the terms of the Stock Plan) ten years after the date of grant.

     Additionally, under the Stock Plan, each non-employee director may elect to receive his or her retainer in cash, shares of the Company's Common Stock, or a combination of both cash and the Company's Common Stock.

     The aggregate number of shares of Common Stock that the Company may have subject to outstanding awards at one time under the Stock Plan is an amount equal to (a) seven percent of the aggregate of (i) the total number of shares of Common Stock outstanding from time to time, plus (ii) the total number of securities convertible into or exchangeable or exercisable for shares of Common Stock outstanding from time to time (in each case other than any such securities issued under the Stock Plan and any other stock-based plan for employees or directors of the Company) minus (b) the total number of shares of Common Stock subject to outstanding awards on the date of calculation under the Stock Plan and any other stock-based plan for employees or directors of the Company.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. SFAS No. 123 became effective for the Company in the year ended December 31, 1996. This statement encourages a "fair value based method" of accounting for an employee stock option or similar equity instrument. Such a method measures compensation cost at the grant date using an option pricing model to value the award. Compensation expense is recognized over the service period, which is usually the vesting period. As permitted by the provisions of SFAS No. 123, the Company records compensation for its stock plans using the "intrinsic value based method" of accounting, which measures as expense the difference between the exercise price and the fair value of the stock on the date of grant. Disclosure is provided of the pro forma impact on net income and earnings per share of the "fair value based method" of accounting. This impact is as follows:


                                                         Years Ended December 31,
                                              -----------------------------------------------
                                               1998                1997                1996
                                              -------             -------             -------
Net Income:
As reported                                   $33,966             $19,870             $11,651
SFAS 123 adjustment                            (1,243)               (534)               (217)
                                              -------             -------             -------
Pro forma                                     $28,166             $19,336             $11,434
                                              =======             =======             =======
Basic Income Per Share:
As reported                                   $  0.95             $  1.12             $  1.37
SFAS 123 adjustment                             (0.04)              (0.03)              (0.03)
                                              -------             -------             -------
Pro forma                                     $  0.91             $  1.09             $  1.34
                                              =======             =======             =======
Diluted Income Per Share:
As reported                                   $  0.94             $  1.09             $  1.33
SFAS 123 adjustment                             (0.04)              (0.03)              (0.02)
                                              -------             -------             -------
Pro forma                                     $  0.90             $  1.06             $  1.31
                                              =======             =======             =======

     The following table summarizes the stock option activity for the years ended December 31, 1998, 1997 and 1996.


                                          Number            Weighted
                                        of Shares            Average
                                       Outstanding       Exercise Price
                                       -----------       --------------
Balance at December 31, 1995                   --            $   --
Granted                                   728,507             15.37
Exercised                                      --                --
Expired                                        --                --
Forfeited                                      --                --
                                        ---------            ------
Balance at December 31, 1996              728,507             15.37
                                        ---------            ------
Granted                                   319,459             22.41
Exercised                                  (5,000)            16.38
Expired                                        --                --
Forfeited                                      --                --
                                        ---------            ------
Balance at December 31, 1997            1,042,966             17.52
                                        ---------            ------
Granted                                 1,032,008             24.81
Exercised                                 (11,668)            18.40
Expired                                        --                --
Forfeited                                 (28,933)            23.70
                                        ---------            ------
Balance at December 31, 1998            2,034,373            $21.16
                                        =========            ======

     Of the options outstanding as of December 31, 1998, 1997 and 1996, there were a total of 493,179, 297,450 and 46,669 exercisable, respectively. Exercisable options as of December 31, 1998, have exercise prices between $15.13 and $25.19 with a weighted average exercise price of $19.27. The weighted average remaining contractual life of outstanding options as of December 31, 1998 was 8.33 years.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998, 1997 and 1996: a weighted average risk-free interest rate of 5.57%, 6.51% and 6.01%, expected dividend yield of 5.77%, 5.02% and 6.66%, expected life of 10 years, and expected volatility of 24.48%, 27.33% and 14.48%, respectively. The weighted average fair value of the options granted in 1998, 1997 and 1996 were $4.11, $5.22 and $1.24, respectively.

11. Property Acquisitions and Developments

     During the year ended December 31, 1998, the Company, either directly or through one of its consolidated partnerships, purchased 25 properties located in California, Florida, Illinois, Indiana, Massachusetts, Nevada, Ohio and Texas with an aggregate square footage of approximately 3,961,000. The aggregate purchase price for these properties totaled $158,716. In connection with the acquisitions by the Company's consolidated partnerships, the Company's minority partners' contribution was valued at $11,600.

     In addition to the Portfolio Acquisitions described in Note 12, during the year ended December 31, 1997, the Company purchased thirteen properties located in California, Georgia, Indiana, New Jersey, Texas and Wisconsin, with an aggregate square footage of 2,591,034. The aggregate purchase price for these properties totaled $90,401.

     The Company funded a portion of these 1998 and 1997 acquisitions from cash reserves and funded the majority of the remaining costs with borrowings under the Unsecured Credit Facility. In addition, the Company assumed mortgage notes payable totaling $33,713 and $16,153 in 1998 and 1997, respectively.

     On December 21, 1998, the Company entered into a partnership agreement with an unrelated party pursuant to which, the Company contributed its rights and title of one of its build-to-suit projects. For services rendered in conjunction with the formation of the partnership, the Company received a syndication fee amounting to $1,080.

     During the year ended December 31, 1998, the Company, either directly or through one of its consolidated partnerships, acquired approximately 245 acres of land scheduled for future development for an aggregate purchase price of $26,853. The aggregate cost to develop these parcels is expected to be approximately $146,487. These properties, when complete, will total approximately 3,620,000 square feet.

     During the year ended December 31, 1998, the Company, either directly or through consolidated partnerships, completed development of and placed in service eight warehouse/distribution properties comprising approximately 3,273,000 square feet with an aggregate cost of $138,318.

     At December 31, 1998, the Company had, directly or through consolidated partnerships, ten warehouse/distribution properties either under development or scheduled for development which will total approximately 2,153,000 square feet upon completion. The aggregate cost for the design and construction of these development projects is estimated to be approximately $81,219. As of December 31, 1998, the Company had incurred total project costs of approximately $53,937 on these development projects.

     In addition, as of December 31, 1998, the Company had through an unconsolidated partnership a warehouse/distribution property under development which will total approximately 800,000 square feet upon completion. The aggregate cost for the design and construction of these development projects is estimated to be approximately $25,037, of which $2,344 is the Company's funding obligation.

     During the year ended December 31, 1997, the Company, either directly or through consolidated partnerships, completed development of and placed in service five warehouse/distribution properties comprising 786,960 square feet with an aggregate cost of $35,619.

     Also at December 31, 1997, the Company had, either directly or through consolidated partnerships, nine warehouse/distribution properties under development or scheduled for development comprising 3,181,614 square feet upon completion. The aggregate cost for the design and construction of these development projects is estimated to be approximately $107,441. As of December 31, 1997, the Company incurred total project costs of approximately $35,336 on these development projects.

     In connection with land acquisitions and development activities relating to the consolidated partnerships, during the years ended December 31, 1998 and 1997, the Company's minority partners contributed land and other consideration valued at $4,975 and $5,102, respectively.

     On April 2, 1998, the minority partners of one of the Company's consolidated partnerships contributed a property located in Orlando, Florida with a square footage of approximately 120,000. The value of the minority partners' contribution totaled $950. With regard to this transaction, the partnership assumed a mortgage note payable in the principal amount of $3,676.

     During the year ended December 31, 1998, the Company and the minority partners in three of its consolidated partnerships, executed an Assignment of Partnership Interests, whereby the Company, as the managing general partner, exercised its right to purchase the partnership interest of the minority partner. The Company purchased the partnership interest for a total purchase price of $3,762.

     On May 7, 1998, the Company entered into a property exchange transaction. This transaction involved the Company's transfer of its interest in three properties located in Nashville, Tennessee with a net book value of $6,174 to another property owner in exchange for five properties owned by the other property owner located in Memphis, Tennessee. The Company paid $350 to the other property owner representing the difference in the exchange values of the properties. In addition, the Company paid closing costs and prorated items totaling $317.

     During the year ended December 31, 1996, the Company purchased eight properties located in California, Illinois and Ohio with an aggregate square footage of 2,669,506. The purchase prices totaled $89,703 and were financed by applying a $300 deposit paid in 1995, with the balance funded by draws on its Unsecured Credit Facility and net proceeds received from the Company's public offerings of shares of Common Stock.

     During the year ended December 31, 1996, the Company completed development of and placed in service two warehouse/distribution properties located in Texas comprising 729,434 square feet with an aggregate cost of $25,852.

12.  Portfolio Acquisitions

     On September 30, 1997, the Company acquired from Ameritech Pension Trust ("Ameritech") in a property-for-stock transaction (i) eleven warehouse/distribution properties comprising 1,521,170 square feet, and (ii) a participating mortgage loan secured by a seven building, 623,678 square foot project. The purchase price totaled $81,589, including the participating loan which was purchased for $21,500. The property-for-stock transaction involved the issuance of 4,160,745 shares of the Company's Common Stock to Ameritech.

     On October 22, 1997, the Company acquired eleven additional warehouse/distribution properties from Ameritech comprising 1,960,334 square feet. In consideration, the Company issued 3,104,477 shares of it's Common Stock to Ameritech. The purchase price for this transaction totaled $61,571.

     On September 24, 1997, the Company acquired from The Prudential Insurance Company of America and related entities (collectively "Prudential") a portfolio of 44 industrial buildings containing an aggregate of approximately 3,538,000 square feet of rentable space (the "Portfolio Properties"). The aggregate contract price for the Portfolio Properties was $127,079 (the "Prudential Property Transaction"). The Company also contracted with Prudential to purchase five unimproved parcels of land located in California, Illinois and Michigan. The contract price for these parcels of $13,721 was deposited into an escrow account. In the event that the contingencies regarding these properties are not cleared to the Company's satisfaction, then the funds in the escrow account will be returned to the Company. On December 10, 1997, the Company purchased the unimproved land located in California for a purchase price of $3,055, funded from the escrow account.

     The Company funded the cost of the Prudential transactions from a combination of (i) net proceeds from the sale of 7,096,513 shares of the Company's Common Stock to Prudential and three separate accounts managed by Prudential totaling $141,901, and (ii) proceeds from borrowings under its Unsecured Credit Facility.

     Concurrent with the closing of the Prudential Property Transaction, eight industrial properties located in the metropolitan areas of New Orleans, Louisiana and five industrial properties located in the metropolitan area of Jacksonville, Florida (collectively the "EastGroup Properties") were directly conveyed in a simultaneous sale by the Company to EastGroup Properties, L.P. ("EastGroup") for a total sales price of $49,710. In addition, EastGroup paid $207 of cash for closing costs and pro-rated items. The total consideration paid by EastGroup for the EastGroup Properties was cash of $4,917 and $45,000 in fully secured promissory notes. EastGroup repaid the notes on December 30, 1997. The notes required monthly payments of interest only computed on the basis of an annual rate of 9.25%. The EastGroup Properties were conveyed at the Company's cost of such properties thus resulting in no gain or loss on the transaction.

     The Company also entered into agreements to acquire 12 industrial properties from two separate accounts managed by Prudential Real Estate Investors. On August 29, 1997, the Company acquired seven of these properties comprising 825,568 square feet. The purchase price consisted of the payment of $16,047 in cash and the issuance of 808,888 shares of Common Stock. On September 24, 1997, the Company acquired the remaining five industrial properties comprising 953,691 square feet. The purchase price consisted of the payment of $9,361 in cash and the issuance of 1,106,931 shares of Common Stock. The total $25,408 cash portion of the purchases for these portfolios was funded from borrowings on the Company's Unsecured Credit Facility.

     On December 31, 1997, the Company acquired an eight property portfolio located in Texas, comprising 607,275 square feet for a total purchase price of $15,700. The Company funded the acquisition from a portion of the proceeds received from the repayment of the promissory notes by EastGroup.

     On December 31, 1997, the Company also acquired a nine property portfolio located in New Jersey and Delaware comprising 397,897 square feet for a total purchase price of $10,790. The Company funded the acquisition from a portion of the proceeds received from the repayment of the promissory notes by EastGroup.

13.  Property Divestitures

     During the year ended December 31, 1998, the Company divested itself of four properties located in California, Georgia and Tennessee for an aggregate sales price of $33,865. After closing costs and pro-rated items which totaled $1,288, an escrow holdback of $1,280 and acceptance of a note receivable of $8,000, the Company received net cash proceeds of $23,297.

     During the year ended December 31, 1997, the Company divested five properties for an aggregate sales price of $11,833. The properties were located in Alabama, Texas, California and Arizona. After closing costs and pro-rated items which totaled $638, the Company received net proceeds from the property sales aggregating to $11,195. The net proceeds were used to repay borrowings on the Unsecured Credit Facility.

     On December 15, 1997, the Company also divested itself a parcel of land located in Georgia for a sales price of $150. After closing costs and pro-rated items which totaled $16, the Company received net proceeds of $134. The net proceeds were used to repay borrowings on the Unsecured Credit Facility.

     During the year ended December 31, 1996, the Company divested 14 properties located in Alabama, California, Arizona and Washington for an aggregate sales price of $33,398. After closing costs, escrow holdback, early release of funds and pro-rated items which totaled $1,975, the Company received net proceeds from the property sales aggregating $31,423. The net proceeds were used to repay borrowings on the Unsecured Credit Facility.

14.  Segment Disclosures and Related Information

     The Company owns and operates a national warehouse/distribution portfolio and through an unconsolidated subsidiary, a portfolio of cold storage warehouse facilities located in the Southeast and Southwest regions of the United States. Each of these product types represents a reportable segment with distinct tenants and management strategies. During 1997 and 1996 the Company's only reportable segment was its warehouse/distribution portfolio. The Company's investment in and advances to the unconsolidated subsidiary were made during 1998. The table below reflects the unaudited results of operations evaluated by management. Earnings from the unconsolidated subsidiary consist of the Company's share of earnings based upon its preferred stock investment and interest income earned on the notes payable provided to the subsidiary by the Company.

     The warehouse/distribution portfolio primarily consists of build-to-suit and first generation industrial warehouse/distribution centers which the company owns and operates through third party management in thirteen primary markets (I-95 Corridor, Seattle, San Francisco, Los Angeles Basin, Chicago, Dallas, Phoenix, Atlanta, Detroit, Houston, Memphis and Columbus) and two minor markets (Orlando and Indianapolis). The portfolio is managed on a national scope which allows the company to meet market demand of national tenants. Investment and retention criteria for the properties in the portfolio include net operating income, occupancy/long-term sustainability of demand, limited opportunity for competition through expansion, and access to major transportation and ports for movement and distribution of goods by a mix of national, regional and local companies.

     The equity interest held in MRI, the unconsolidated subsidiary, is evaluated based on the same criteria as the warehouse/distribution portfolio. The Company currently operates facilities in the Los Angeles Basin, Florida and Texas.

     Equity in earnings from the unconsolidated joint venture represents the Company's interest in a participating mortgage note receivable in the amount of $21,500. The mortgage note is secured by seven operating industrial warehouse buildings aggregating 623,678 rentable square feet. For purposes of management's evaluation of the results of this investment, it is managed as a component of the warehouse/distribution portfolio.

     Minority interest in net income represents third party ownership and interest in certain of the Company's warehouse/distribution properties.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). Management does not allocate corporate overhead for purposes of reporting and performance evaluation of its segments.

Operating results by segments for the years ended December 31, 1998 and 1997 are presented below.

                                                      For the Year Ended December 31, 1998
                                    ---------------------------------------------------------------------------
                                       Property         Unconsolidated                           Consolidated
                                       Portfolio          Subsidiary          Eliminations          Balance
                                    ---------------    ----------------      --------------      --------------
Revenues:
Rentals and Other Operating
Revenues                               $121,224            $12,529              $(12,529)           $121,224
                                       --------            -------              --------            --------
Expenses:
Property Taxes                           15,889                309                  (309)             15,889
Property Operating                        8,976              7,954                (7,954)              8,976
Interest Expense, Net                    26,411              2,534                (3,362)             25,583
Property Related Depreciation
 and Amortization                        23,780              1,306                (1,306)             23,780
                                       --------            -------              --------            --------
Total Expenses                           75,056             12,103               (12,931)             74,228
                                       --------            -------              --------            --------
Operating Income Before Taxes            46,168                426                   402              46,996
                                       --------            -------              --------            --------
Income Tax                                   --               (100)                  100                  --
Net Operating Income                   $ 46,168            $   326              $    502            $ 46,996
                                       ========            =======              ========            ========

Interest Income                        $  2,148            $    26              $   (855)           $  1,319
                                       ========            =======              ========            ========

                                                   For the Year Ended December 31, 1997
                                                 ---------------------------------------
                                                 Property                   Consolidated
                                                 Portfolio   Eliminations     Balance
                                                 ---------   ------------   ------------
Revenues:
Rentals and Other Operating Revenues              $64,136        $  --        $64,136
                                                  -------        -----        -------
Expenses:
Property Taxes                                      8,194           --          8,194
Property Operating                                  5,540           --          5,540
Interest Expense, Net                              11,165         (143)        11,022
Property Related Depreciation and Amortization     11,109           --         11,109
                                                  -------        -----        -------
Total Expenses                                     36,008         (143)        35,865
                                                  -------        -----        -------
Net Operating Income                              $28,128        $ 143        $28,271
                                                  =======        =====        =======
Interest Income                                   $ 1,867        $(232)       $ 1,635
                                                  =======        =====        =======

     A reconciliation of operating results by segment to Consolidated Statements of Operations for the years ended December 31, 1998 and 1997 is presented below:

                                                       Years Ended December 31,
                                                       ------------------------
                                                          1998          1997
                                                       ----------    ----------
     Rentals from Real Estate Investments               $118,988      $ 63,491
     Income from Unconsolidated Joint Venture              2,236           645
                                                        --------      --------
     Rentals and Other Operating Revenue                $121,224      $ 64,136
                                                        ========      ========

     Interest Income                                    $  1,319      $  1,635
     Other Income                                          1,271           379
                                                        --------      --------
     Interest and Other Income                          $  2,590      $  2,014
                                                        ========      ========

     Property Related Depreciation and Amortization     $ 23,780      $ 11,109
     Corporate Amortization and Other Depreciation           163            85
                                                        --------      --------
     Depreciation and Amortization                      $ 23,943      $ 11,194
                                                        ========      ========

15.  Supplemental Disclosure of Non-Cash Investing and Financing Transactions

    The following table summarizes non-cash investing and financing transactions for the years ended December 31, 1998, 1997 and 1996.

                                                                1998     1997      1996
                                                               ------   ------   ---------
Merger Transaction:
    Acquisition Cost Allocated to Investment in Real Estate    $   --   $   --   $ 203,489
    Restricted Cash                                                --       --       5,551
    Receivables, Net                                               --       --       2,889
    Note Receivable from Affiliate                                 --       --         720
    Capitalized Loan Fees                                          --       --         992
    Cancellation of Redeemable Series A Preferred Stock            --       --         960
    Mortgage Loan Assumed                                          --       --     (66,094)
    Other Long-Term Debts Assumed                                  --       --      43,191
    Accounts Payable Assumed                                       --       --      (2,869)
    Shares of Common Stock Issued, at Par Value                    --       --          (8)
    Paid-in Capital                                                --       --    (109,842)
    Other Net Liabilities Assumed                                  --       --      (4,489)

                                                                1998        1997       1996
                                                               -------    --------    -------
Asset Purchase Transaction:
    Acquisition Cost Allocated to Investment in Real Estate         --          --     26,342
    Restricted Cash Applied to Debt Payment                         --          --        117
    Mortgage Notes Payable Assumed                                  --          --    (16,334)
    Paid-in Capital of Common Shares Issued                         --          --     (6,392)
    Accrued Closing Costs and Pro-rated Items                       --          --       (476)

Property Acquisitions
    Acquisition Price                                          314,414     106,462     96,526
    Restricted Cash                                             (3,878)         --         --
    Minority Limited Partners' Capital Contributions           (12,592)     (4,733)        --
    Purchase of Minority Partners' Interest                      2,045          --         --
    Mortgage Notes Payable Assumed                             (37,389)    (16,136)        --
    Shares of Common Stock Issued                               (1,525)         --         --
    Accrued Closing Costs and Pro-rated Items                   (2,509)       (914)    (1,048)
    Note Receivable                                                 --      45,000         --

Portfolio Acquisitions:
    Acquisition Price                                               --     396,971         --
    Shares of Common Stock Issued                                   --    (321,584)        --
    Restricted Cash                                                 --      13,890         --
    Investment in Unconsolidated Joint Venture                      --      21,500         --
    Accrued Closing Costs and Pro-rated Items                       --      (5,350)        --

Property Divestitures:
    Net Basis                                                  (37,889)    (61,793)   (28,916)
    Note Receivable                                              8,000          --         --
    Restricted Cash/Cash Held in Escrow                           (930)         --         --
    Investment in Unconsolidated Partnership                       409          --         --
    Other Assets Net of Other Liabilities                       (1,102)        288        782

Conversion of Series B Preferred Shares to Common Shares       649,351          --         --

Retainer Fee Paid as Shares to Directors                            76          75         52


16.  Commitment and Contingencies

     (a) Litigation The Company is involved from time to time in legal actions relating to the ownership and operations of its properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

     (b) Environmental Matters The Company follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Company is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Company's business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Company's results of operations and cash flow.

     (c) General Uninsured Losses The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses which may be either uninsurable, or not economically insurable. Further, certain of the properties are located in areas that are subject to earthquake activity. Should a property sustain damage as a result of an earthquake, the Company may incur loses due to insurance deductibles, co-payments or insured losses or uninsured losses. Should an uninsured loss occur, the Company could lose its investment in, and anticipated profits and cash flows from, a property.

     (d) 401(k) Retirement Plan The Company has a 401(k) defined contribution retirement plan for all full time employees with at least six months of continuous service and who have reached the age of twenty-one years. The plan is qualified under section 401(a) of the Internal Revenue Code so that contributions to the plan by the Company are not taxable until distributed to employees. The Company is currently matching fifty percent of each participating employee's contribution up to a total match of $2 per employee, and such employer contributions are vested immediately. Employer contributions to the plan for the years ended December 31, 1998, 1997 and 1996 totaled $58, $42 and $2, respectively.

     (e) Operating Leases As of December 31, 1998, the Company has entered into operating leases for office spaces in Boston, Chicago, Dallas, Los Angeles and San Francisco. The operating leases contain renewal options which if exercised would extend the expiration dates from 2001 to 2006.

     Future minimum lease payments under non-cancelable lease agreements in effect as of December 31, 1998, are as follows:

                          Years Ending
                          December 31,       Amount
                          ------------    ------------
                              1999           $  528
                              2000              530
                              2001              132
                              2002               34
                              2003               --
                           Thereafter            --
                                             ------
                                             $1,224
                                             ======

     Rent expense recognized during the years ended December 31, 1998, 1997 and 1996 was $477, $261 and $167, respectively.


17.  Subsequent Events

     Acquisitions

     Subsequent to December 31, 1998, the Company completed development of and placed in service a warehouse/distribution property located in Columbus, Ohio comprising approximately 163,000 square feet with an aggregate cost of $13,569.

     In addition, through an unconsolidated partnership, the Company acquired approximately a 110 acre site of land scheduled for future development for an aggregate purchase price of $3,387. Phase I of the development is a warehouse/ distribution facility totaling approximately 600,000 square feet. The site can also accommodate a Phase II warehouse/distribution facility totaling approximately 400,000 square feet. The total cost for Phase I will be approximately $21,500, of which $2,365 will be funded by the Company.

    Divestitures
    ------------

    Subsequent to December 31, 1998, the Company sold four properties located in California, Arkansas and Georgia for a total sales price of $25,196. After closing costs and pro-rated items which totaled $1,090 the Company received net proceeds of $24,106. The net proceeds were used by the Company to repay borrowings on the Unsecured Credit Facility and to fund its operating needs.

    Proposed Merger
    ---------------

    In March 1999, the consideration to be received from ProLogis by each holder of the Company's Common Stock was determined to be $23.59 per share including $2.00 per share in cash pursuant to the Merger Agreement (see Note 1).

    Other
    -----

    On March 8, 1999, the Board declared a dividend of $0.33 per share of Common Stock payable on May 3, 1999 to stockholders of record on March 19, 1999. If the pending ProLogis Merger occurs prior to May 3, 1999, the dividend will be paid by ProLogis.

18.  Quarterly Financial Data (Unaudited)

    The following tables summarize selected quarterly financial data for the years ended December 31, 1998, 1997 and 1996.



                                                                Quarter                                  Year Ended
                                     ---------------------------------------------------------------     December 31,
                                          1                2                3                4               1998
                                     ------------     ------------     ------------     ------------     ------------
Total Revenues                         $ 27,043          $29,878          $32,818         $ 36,547         $ 126,286
Total Expenses                           16,792           19,220           34,187           25,983            96,182
Income Before Minority Interest, Gain
 (Loss) on Divestiture of Properties
 and Extraordinary Item                 10,251            10,658           (1,369)          10,564            30,104
Minority Interest in Net (Income)          (89)             (158)            (176)            (151)             (574)
Gain (Loss) on Divestiture of
 Properties, Net                            61             1,993            2,442              (60)            4,436
Extraordinary Item                          --                --               --                                 --
 Net Income                             10,223            12,493              897           10,353            33,966
 Net Income Allocable to Common          9,473            11,945             (732)           8,723            29,409
Net Income Per Basic Weighted Average
Common Share:
 Net Income Before Extraordinary Item  $  0.31          $  0.40           $ (0.02)        $   0.28          $   0.95
 Net Income                               0.31             0.40             (0.02)            0.28              0.95
Net Income Per Diluted Weighted Average
 Common Share:
 Net Income Before Extraordinary Item  $  0.31          $  0.37           $ (0.02)        $   0.27          $   0.94
 Net Income                               0.31             0.37             (0.02)            0.27              0.94


                                                                       Quarter                                  Year Ended
                                        ---------------------------------------------------------------        December 31,
                                               1               2                3                4                 1997
                                        -------------   -------------    -------------    -------------    ------------------
Total Revenues                               $ 11,852     $ 13,017        $ 15,033          $ 26,248              $ 66,150
Total Expenses                                  7,495        8,441          10,133            16,093                42,162
Income Before Minority Interest, Gain
 on Divestiture of Properties and
 Extraordinary Item                             4,357        4,576           4,900            10,155                23,988


Minority Interest in Net (Income)                  --           --              --               (30)                  (30)
Gain (Loss) on Divestiture of Properties          428         (877)            (17)                4                  (462)
Extraordinary Item                                 --         (808)             --                --                  (808)
Net Income                                      4,785        2,891           4,883            10,129                22,688
Net Income Allocable to Common                  4,080        2,186           4,178             9,426                19,870
Net Income Per Basic Weighted Average
 Common Share:
 Net Income Before Extraordinary Item         $  0.30     $   0.22        $   0.29          $   0.32              $   1.17
 Net Income                                      0.30         0.16            0.29              0.32                  1.12
Net Income Per Diluted Weighted Average
 Common Share:
 Net Income Before Extraordinary Item         $  0.29     $   0.22        $   0.28          $   0.32              $   1.13
 Net Income                                      0.29         0.16            0.28              0.32                  1.09


                                                                       Quarter                                Year Ended
                                        ---------------------------------------------------------------       December 31,
                                               1                2                3               4               1996
                                        -------------    -------------    -------------   -------------   ------------------
Total Revenues                              $ 3,624       $ 10,132          $ 10,177         $ 11,108          $ 35,041
Total Expenses                                2,688          6,690             6,777            7,725            23,880
Income Before Gain on Divestiture of
 Properties and Extraordinary Item              936          3,442             3,400            3,383            11,161

Gain on Divestiture of Properties                --              7               170            3,136             3,313
Extraordinary Item                             (375)           (36)               --               --              (411)
Net Income                                      561          3,413             3,570            6,519            14,063
Net Income Allocable to Common                  265          2,708             2,864            5,814            11,651
Net Income Per Basic Weighted Average
 Common Share:
 Net Income Before Extraordinary Item       $  0.19       $   0.28          $   0.30        $    0.52          $   1.42
 Net Income                                    0.08           0.28              0.30             0.52              1.37
Net Income Per Diluted Weighted Average
 Common Share:
 Net Income Before Extraordinary Item       $  0.19       $   0.28          $   0.29        $    0.48          $   1.37
 Net Income                                    0.08           0.28              0.29             0.48              1.33

20.  Pro Forma Results of Operations  (Unaudited)

     The unaudited pro forma results of operations presented below for the years ended December 31, 1998 and 1997 have been prepared to reflect (i) the incremental effects of properties acquired by the Company either directly or through one of its consolidated partnerships during 1998 and 1997; (ii) the incremental effects of properties divested during 1998 and 1997; (iii) adjustments to interest expense resulting from the paydown of the Unsecured Credit Facility using the net proceeds received from the preferred stock offerings, common stock offerings, private offering of unsecured senior notes, and direct placement of the Company's Common Stock during 1998 and 1997; (iv) the amendment of the Unsecured Credit Facility resulting in the reduction in the interest rate to LIBOR plus 1.2%; (v) adjustment to interest expense resulting from the short-term loan agreement entered into by the Company in 1998; and (vi) adjustment to interest expense to reflect additional borrowings on the Unsecured Credit Facility to fund the acquisitions referred to above, on the operations of the Company as if such transactions and adjustments had occurred on January 1, 1997.

     In the opinion of management, the unaudited pro forma results of operations provide for all adjustments necessary to reflect the effects of the transactions completed by the Company through December 31, 1998.

     This financial information is unaudited and is not necessarily indicative of the historical consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period presented or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                                                             For the Years Ended
                                                                 December 31,
                                                       --------------------------------
                                                          1998                 1997
                                                       -----------          -----------
Total Revenue                                          $   131,781          $   116,789

Expenses:
Interest Expense                                            25,028               21,894
Loss on Interest Rate Protection Agreement                  12,633                   --
Property Taxes                                              16,372               13,258
Property Operating                                           9,024                9,388
General and Administrative                                   8,333                6,212
Merger Related Costs                                           825                   --
Depreciation and Amortization                               25,293               21,713
                                                       -----------          -----------
Total Expenses                                              97,508               72,465
                                                       -----------          -----------

Net Income Before Minority Interest                         34,273               44,324
Minority Interest in Net (Income)                           (1,047)                (660)
                                                       -----------          -----------
Net Income Before Gain (Loss) on Divestiture
  of Properties and Extraordinary Items                $    33,226          $    43,664
                                                       ===========          ===========

Per Share Net Income Before Gain (Loss) on
 Divestiture of Properties and Extraordinary
 Items Allocable to Common:
Basic                                                  $      1.05          $      1.38
Diluted                                                $      1.03          $      1.36

Weighted Average Shares Outstanding
Basic                                                   31,697,491           31,697,491
Diluted                                                 32,147,983           32,147,983

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